UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/12/2010

Commission file number: 000-53632

MULTISYS LANGUAGE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

8045 Dolce Volpe Ave.,  Las Vegas, NV 89178

(Address of principal executive offices)

702-499-3990

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01	Entry into a Material Definitive Agreement.

On November 12, 2010, the board of directors authorized the company to accept five, 30 day, non-interest bearing loans in the total amount of $525,000, with a due date of December 11, 2010.  The lenders have the option to convert their promissory note concurrent with the closing date of the current private offering.  The conversion terms are the same as the offering and will be attributed to the offering’s total investment amount.   These private loans totaling $525,000 were closed on November 12, 2010 with three accredited individuals and two entities; promissory notes, (see Exhibit 10.1) were executed by the Company.  The board of directors authorized these loaned funds to be partially utilized for a non-interest bearing 30-day loan of $485,000 to Holms Energy, LLC (Holms) under certain stipulations:  1) $100,000 of which Holms agreed to apply to the pending Asset Purchase Agreement between Holms and the Company upon the successful completion of the Company current private placement; and 2) the exercise of the Option to Purchase Assets Agreement with between Holms, in the amount of $385,000 which Holms agreed to use on or before November 15, 2010, to exercise the Option to Purchase Mineral Rights Agreement with the Rocky and Evenette Greenfield.  The Option to Exercise was executed between the parties on November 12, 2010.   A condition of the promissory note, Exhibit 10.2, was that upon the successful completion of the current private placement and the exercise of the Option to Purchase Assets Agreement pertaining to the Greenfield mineral rights would be assigned to the Company and on an interim basis, the Greenfield mineral rights were pledged as collateral for the loan to Holms.

Item 8.01.	Other Information

Reporting the proxy vote outcome at the Special Meeting of Shareholders of Multisys Language Solutions, Inc., held on November 12, 2010.

Four Issues for consideration were:

1.

Ratify the Board Resolution authorizing the issuance of forty million (40,000,000) shares as partial consideration, in addition to $100,000 cash compensation and the 5% over-riding 10-year royalty to purchase certain mineral rights from Holms Energy, LLC, a transaction which will involve a change in control of our company.

2.

Ratify the Board Resolution authorizing an amendment of the 2008 Non-Statutory and Non-Qualified Stock Option and Stock Appreciation Rights Plan to increase the stock options available under the Plan from 1,000,000 shares to 5,000,000 shares.

3.

To ratify the Board Resolution authorizing the amendment of our Articles of Incorporation changing the name of the corporation to Bakken Resources, Inc. upon successful completion of the June 28, 2010 Private Placement.

4.

To consider and act upon such other matters as may properly come before the Meeting and any adjournment thereof.

Of the outstanding 6,157,500 shares at October 1, 2010, 81.4% of shares and their holders voted for all four issues presented and all four issues were passed.

On November 12, 2010, the board of directors executed a corporate resolution whereby the current private offering would be extended and closed on or before November 30, 2010.  Holms Energy, LLC, agreed to extend the expiration date of the Option to Purchase Assets Agreement until November 30, 2010.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1

Form of Promissory Note between Multisys Language Solutions, Inc. and private lenders.

10.2

Form of Promissory Note between Holms Energy, LLC, and Multisys Language Solutions, Inc.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  November 18, 2010

 MULTISYS LANGUAGE SOLUTIONS, INC.

By:

/s/  Janelle Edington

Janelle Edington

President & CEO